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                                                                 EXHIBIT 21.1


                                ADE CORPORATION

                      List of Wholly-Owned Subsidiaries


ADE Phase Shift, Inc.                  ADE Technologies, Inc.
3470 E. Universal Way                  77 Rowe Street
Tucson, AZ 85706                       Newton, MA 02466

ADE Optical Systems Corporation        ADE International Corporation
9625 Southern Pine Boulevard           32 Loockerman Square
Charlotte, NC 28273                    Suite L-100
                                       Dover, DE

ADE International GmbH                 ATI Foreign Sales Corporation
Klausnerring 17                        c/o Corporate Services
85551 Kirchheim                        Price Waterhouse Centre
85551 Heimstetten                      Collymore Rock, St. Michael
Germany                                Barbados

ADE Securities Corporation             ADE Software Corporation
80 Wilson Way                          80 Wilson Way
Westwood, MA 02090                     Westwood, MA 02090


                    List of Partially-Owned Subsidiaries


Japan ADE Ltd.
Tokimec Building
16-1, 2-chome, Minamikamata
Ohta-ku, Tokyo 144
Japan